Exhibit 1.1

NATIONAL COMMERCIAL BANK JAMAICA LIMITED

[803,571,450] Ordinary Shares in the Form of American Depositary Shares

Underwriting Agreement

February [•], 2013

J.P. Morgan Securities LLC

Macquarie Capital (USA) Inc.

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States

and

Macquarie Capital (USA) Inc.

125 West 55th Street

New York, New York 10019

United States

Ladies and Gentlemen:

National Commercial Bank Jamaica Limited (the “Bank”), a company incorporated with limited liability under the laws of Jamaica (“Jamaica”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [625,000,000] ordinary shares, no par value per share, of the Bank (“Ordinary Shares”) in the form of American Depositary Shares (“ADSs”), each ADS representing 50 Ordinary Shares, and certain shareholders of the Bank named in Schedule 2 hereto (the “Selling Shareholders”) propose to sell to the several Underwriters an aggregate of [178,571,450] Ordinary Shares in the form of ADSs (such Ordinary Shares in the form of ADSs being sold by the Bank and the Selling Shareholders, collectively, the “Firm Securities”). In addition, the Bank proposes to sell to the Underwriters, at the option of the Underwriters and solely for the purpose of covering over-allotments, an aggregate of up to [120,535,700] Ordinary Shares in the form of ADSs (such ADSs, the “Option Securities”). The Firm Securities and the Option Securities are herein collectively called the “Securities.” The Securities will be publicly offered and sold to investors in the form of ADSs as described in the Pricing Disclosure Package (as hereinafter defined).

The ADSs will be evidenced by American Depositary Receipts (“ADRs”) issued pursuant to a Deposit Agreement, dated as of February [•], 2013 (the “Deposit Agreement”), among the Bank, JPMorgan Chase Bank, N.A. as Depositary (the “Depositary”), and all holders from time to time of ADRs issued thereunder. The Ordinary Shares of the Bank represented by the ADSs are hereinafter referred to as the “Underlying Shares.”

As of the date hereof, the Selling Shareholders beneficially own, in the aggregate, [•] Ordinary Shares, representing [•]% of the total share capital of the Bank. As of the date hereof, 100% of the total share capital of each of the Selling Shareholders is beneficially owned by Portland Holdings Inc., an Ontario corporation (the “Controlling Shareholder”). The Controlling Shareholder is beneficially owned by Mr. Michael Lee-Chin and certain trusts controlled by him. As of the date hereof, Mr. Lee-Chin and such trusts beneficially own 100% of the total share capital of the Controlling Shareholder.

Capitalized terms used but not defined herein have the meanings specified in the Registration Statement (as hereinafter defined) and the Prospectus (as hereinafter defined).

The Bank and the Selling Shareholders hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Bank has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-1 (File No. 333-181567), including a prospectus, relating to the Underlying Shares and the ADSs. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part thereof at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; as used herein, “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information; and as used herein, “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the ADSs. If the Bank has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to “Registration Statement” shall be deemed to include the Rule 462 Registration Statement.

At or prior to [•] [A/P].M. (New York City time) on February [•], 2013 (the “Applicable Time”), the Bank had prepared the following information (collectively with the pricing information set forth on Annex A hereto, the “Pricing Disclosure Package”): a Preliminary Prospectus dated January [•], 2013; and each “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act), if any, listed on Annex B hereto.

2. Purchase of the Securities by the Underwriters.

(a) The Bank agrees to issue and sell, and each of the Selling Shareholders agrees, severally and not jointly, to sell, the Firm Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per ADS (the “ADS Purchase Price”) of U.S.$[•] from the Bank the respective number of Firm Securities set forth opposite such Underwriter’s name in Schedule 1 hereto and from each of the Selling Shareholders the number of Firm Securities (to be adjusted by J.P. Morgan Securities LLC so as to eliminate fractional ADSs) determined by multiplying the aggregate number of Firm Securities to be sold by each of the Selling Shareholders as set forth opposite their respective names in Schedule 2 hereto by a fraction, the numerator of which is the aggregate number of Firm Securities to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule 1 hereto and the denominator of which is the aggregate number of Firm Securities to be purchased by all the Underwriters from all of the Selling Shareholders hereunder.

In addition, the Bank agrees to sell the Option Securities to the several Underwriters as provided in this Agreement if the Underwriters exercise their option to purchase such Option Securities in accordance with the terms of this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, solely for the purpose of covering over-allotments, such Option Securities from the Bank at the ADS Purchase Price less any amount per Underlying Share equal to any dividends declared by the Bank and payable on the Underlying Shares relating to the Firm Securities, but not payable on the Underlying Shares relating to the Option Securities. If any Option Securities are to be purchased, the number of Option Securities to be purchased by each Underwriter shall be the number of Option Securities which bears the same ratio to the aggregate number of Option Securities being purchased as the number of Firm Securities set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of ADSs being purchased from the Bank by the several Underwriters, subject, however, to such adjustments to eliminate any fractional ADSs as J.P. Morgan Securities LLC in its sole discretion shall make.

The Underwriters may exercise the option to purchase Option Securities at any time in whole, or from time to time in part, on or before the 30th day following the date of the Prospectus, by written notice from J.P. Morgan Securities LLC to the Bank. Such notice shall set forth the aggregate number of Option Securities as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the 10th full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein; provided that if the Option Securities are to be delivered and paid for on the Closing Date, such notice may be given one business day prior to the Closing Date.

The Securities to be purchased by the several Underwriters hereunder, including Securities constituting Firm Securities or Option Securities, shall be deposited pursuant to the Deposit Agreement and delivered in the form of ADSs.

(b) The Bank and the Selling Shareholders understand that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of J.P. Morgan Securities LLC is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Bank and the Selling Shareholders acknowledge and agree that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter.

(c) Payment for the Securities shall be made by wire transfer in immediately available funds to the accounts specified by the Bank (in respect of the Securities being sold by the Bank) and each Selling Shareholder (in respect of the Securities being sold by such Selling Shareholder) to the Representatives, in the case of the Firm Securities, at 9:00 A.M. (New York City time) on February [•], 2013 (or at such other time on such date, or on another date not later than the fifth business day thereafter, as J.P. Morgan Securities LLC and the Bank may agree upon in writing) and, in the case of the Option Securities, on such dates and at such times as are specified by J.P. Morgan Securities LLC in the written notice of the Underwriters’ election to purchase such Option Securities delivered in accordance with the terms of this Agreement. The time and date of such payment for the Firm Securities is referred to herein as the “Closing Date”; and the time and date for each such payment for the Option Securities, if other than the Closing Date, is herein referred to as the “Additional Closing Date.” Each of the Closing Date and the Additional Closing Date shall take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York or at such other place as J.P. Morgan Securities LLC and the Bank may agree upon in writing.

Payment for the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes and stamp duties payable in connection with the sale of such Securities duly paid by the Bank and the Selling Shareholders, as applicable. Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless J.P. Morgan Securities LLC shall otherwise instruct. The ADRs representing the Securities shall be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M. (New York City time) on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d) Each of the Bank and each Selling Shareholder acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s-length contractual counterparty to the Bank and the Selling Shareholders with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Bank, the Selling Shareholders or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Bank, the Selling Shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Bank and each Selling Shareholder shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Bank or the Selling Shareholders with respect thereto. Any review by the Underwriters of the Bank, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Bank or the Selling Shareholders.

(e) Each of the Bank and each Selling Shareholder acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Bank and/or the Selling Shareholders and/or the offering that differ from the views of their respective investment banking divisions. Each of the Bank and each Selling Shareholder hereby waives and releases, to the fullest extent permitted by law, any claims that the Bank or the Selling Shareholders may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advise communicated to the Bank and/or the Selling Shareholders by such Underwriters’ investment banking divisions. Each of the Bank and each Selling Shareholder acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

3. Representations, Warranties and Agreements of the Bank. The Bank represents and warrants to, and agrees with, each Underwriter as follows:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission; each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act; and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Bank makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Bank in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(h) hereof).

(b) Pricing Disclosure Package. The Pricing Disclosure Package, as of the Applicable Time, did not, and, as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Bank makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Bank in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(h) hereof).

(c) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission under the Securities Act. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Bank or related to the offering of the Securities has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Bank makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Bank in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(h) hereof).

(d) Issuer Free Writing Prospectuses. Except for the Registration Statement, the Preliminary Prospectus and the Prospectus, the Bank (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Bank or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the

Securities Act or Rule 134 under the Securities Act, (ii) the documents listed on Annex B hereto, (iii) each electronic road show and (iv) any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Bank makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Bank in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(h) hereof).

(e) F-6 Registration Statement. (i) A registration statement on Form F-6 in respect of the ADSs (File No. 333-[•]) has been filed with the Commission and has become effective under the Securities Act (such registration statement, including all exhibits thereto, at the time it became effective, is referred to herein as the “F-6 Registration Statement”); (ii) no stop order suspending the effectiveness of the F-6 Registration Statement is in effect and no proceedings for such purpose are pending before or, to the knowledge of the Bank, threatened by the Commission; (iii) the F-6 Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act; (iv) the F-6 Registration Statement, when it became effective, did not contain, and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; and (v) all of the Securities have been duly registered pursuant to the F-6 Registration Statement.

(f) Financial Statements. The financial statements (including the related notes thereto) of the Bank and its consolidated subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly, in all material respects, the financial position of the Bank and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with International Financial Reporting Standards as published by the International Accounting Standards Board and in accordance with the regulations of the Bank of Jamaica applied on a consistent basis throughout the periods covered thereby; any supporting schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein; and the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (including, without limitation, other financial and statistical information included pursuant to the rules and regulations of the Commission) has been derived from the accounting records of the Bank and its consolidated subsidiaries and presents fairly, in all material respects, the information shown thereby.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Bank included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been (a) any change in the share capital of the Bank and its subsidiaries, (b) any material change in the short-term debt or long-term debt of the Bank or any of its subsidiaries, (c) any dividend or distribution of any kind declared, set aside for payment, paid or made by the Bank on any class of share capital, or any material adverse change or (d) any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Bank and its subsidiaries taken as a whole; (ii) neither the Bank nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Bank and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Bank and its subsidiaries taken as a whole; and (iii) neither the Bank nor any of its subsidiaries has sustained any loss or interruption in its business that is material to the Bank and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h) Organization and Good Standing. Each of the Bank and each of its subsidiaries has been duly incorporated or formed and is validly existing and in good standing (to the extent applicable) under the laws of Jamaica (or, in the case of NCB (Cayman) Limited, NCB Capital Markets (Cayman) Limited and NCB Remittance Services (Cayman Limited), under the laws of the Cayman Islands, or, in the case of NCB Remittance Services (UK) Limited, under the laws of the United Kingdom), is duly qualified to do business and is in good standing in its jurisdiction of incorporation or formation, as the case may be, and is duly qualified to do business in each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Bank and its subsidiaries taken as a whole or on the performance by the Bank or the Selling Shareholders of their respective obligations under the Transaction Documents (as hereinafter defined) (a “Material Adverse Effect”). The Bank does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement. The subsidiaries listed in Schedule 3 hereto are the only “significant subsidiaries” of the Bank within the meaning of Rule 1-02 of Regulation S-X promulgated under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(i) Capitalization. The Bank has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all of the outstanding share capital of the Bank (including the Underlying Shares represented by ADSs to be sold by the Selling Shareholders) has been duly and validly authorized and issued and is fully paid and non-assessable and is not subject to any pre-emptive or similar rights; there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital or other equity interest in the Bank or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any share capital of the Bank or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the share capital of the Bank conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding share capital or other equity interests of each subsidiary owned, directly or indirectly, by the Bank have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Bank, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(j) Ordinary Shares. The Ordinary Shares to be issued and sold by the Bank in the form of ADSs hereunder have been duly authorized by the Bank and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and non-assessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of such Ordinary Shares is not subject to any pre-emptive or similar rights.

(k) Listing. The Securities, including the Underlying Shares, have been approved for listing and trading on the New York Stock Exchange, subject to notice of issuance; and the Underlying Shares have been approved for listing by the Jamaica Stock Exchange and the Trinidad and Tobago Stock Exchange.

(l) Due Authorization. The Bank has full right, power and authority to execute and deliver this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated by each of the Transaction Documents has been duly and validly taken.

(m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Bank.

(n) Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by, and, assuming due authorization, execution and delivery thereof by the Depositary, constitutes a valid and legally binding agreement of, the Bank, enforceable against the Bank in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except, further, as enforceability of indemnification provisions may be limited by considerations of public policy. Upon due and authorized issuance by the Depositary of the ADRs evidencing the Securities against deposit of the Ordinary Shares in respect thereof in accordance with the Deposit Agreement and upon payment by the Underwriters for the Securities evidenced thereby in accordance with this Agreement, such Securities evidenced by such ADRs will be duly and validly issued, and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

(o) Description of Underwriting Agreement, Deposit Agreement, ADSs and ADRs. Each of this Agreement, the Deposit Agreement, the ADSs and the ADRs conform in all material respects to the respective description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(p) No Violation or Default. Neither the Bank nor any of its subsidiaries is (i) in violation of its memorandum of association, articles of incorporation, articles of association or similar constitutive documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which the Bank or any of its subsidiaries is bound or to which any of the property or assets of the Bank or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any Jamaican, U.S. federal or state, or other governmental or regulatory authority or court or arbitrator having jurisdiction over the Bank or any of its subsidiaries or any of their respective property, except, in the case of clauses (ii) and (iii), for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(q) No Conflicts. The execution, delivery and performance by the Bank of each of the Transaction Documents to which it is a party, the issuance of the Underlying Shares, the sale of the Securities and the consummation by the Bank of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Bank or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which the Bank or any of its subsidiaries is bound or to which any of the property or assets of the Bank or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the memorandum of association, articles of incorporation, articles of association or similar constitutive documents of the Bank or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any Jamaican, U.S. federal or state, or other governmental or regulatory authority or court or arbitrator having jurisdiction over the Bank or any of its subsidiaries or any of their respective properties, except, in the case of clauses (i) and (iii), for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(r) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Bank and each Selling Shareholder of the Transaction Documents, as applicable, the issuance of the Underlying Shares, the sale of the Securities and the consummation of the transactions contemplated by the Transaction Documents, except for (i) the registration of the Ordinary Shares and the ADSs under the Securities Act and the Exchange Act, (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters and (iii) notification by the Bank to the Bank of Jamaica, the Jamaica Stock Exchange, the Jamaica Financial Services Commission, the Jamaican Ministry of Industry, Investment & Commerce, the Jamaica Central Securities Depository, the Trinidad and Tobago Stock Exchange and the Trinidad and Tobago Securities and Exchange Commission of the issuance and sale of the Underlying Shares by the Bank and the Selling Shareholders, which, in the case of clauses (i) and (ii), shall have been obtained prior to the Closing Date and are in full force and effect.

(s) Legal Proceedings. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Bank or any of its subsidiaries is or, to the knowledge of the Bank, may be a party or to which any property of the Bank or any of its subsidiaries is or, to the knowledge of the Bank, may be the subject that would, individually or in the aggregate, if determined adversely to the Bank or any of its subsidiaries, have a Material Adverse Effect; no such investigations, actions, suits or proceedings are, to the knowledge of the Bank, threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(t) Independent Accountants. PricewaterhouseCoopers, which have certified certain financial statements of the Bank and its subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Bank and its subsidiaries within the applicable rules and regulations adopted by the Public Accountancy Board of Jamaica, the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(u) Title to Real and Personal Property. Each of the Bank and each of its subsidiaries has good and marketable title to, or has valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to its business, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Bank and its subsidiaries or (ii) would not, individually or in the aggregate, have a Material Adverse Effect.

(v) Title to Intellectual Property. The Bank and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others; and neither the Bank nor any of its subsidiaries has received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would, individually or in the aggregate, have a Material Adverse Effect.

(w) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Bank or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Bank or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(x) Investment Company Act. Neither the Bank nor any of its subsidiaries is, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof received by the Bank as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will be, required to register as an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(y) Taxes. The Bank and its subsidiaries have filed all tax returns required to be filed through the date hereof and have paid all Jamaican, U.S. federal or state or other taxes reflected in such returns and required to be paid; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Bank or any of its subsidiaries or any of their respective properties or assets.

(z) Stamp Taxes. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no stamp or other issuance or transfer taxes or duties or other similar fees or charges and no capital gains, income, withholding or other taxes required to be paid by or on behalf of the Underwriters in Jamaica or any political subdivision or taxing authority thereof or therein in connection with the (i) deposit by the Bank with the Depositary of Ordinary Shares against the issuance of the ADRs evidencing the ADSs representing such Ordinary Shares, (ii) sale by the Bank of the Ordinary Shares in the form of ADSs as described in the Pricing Disclosure Package, and delivery of such ADSs to or for the accounts of the Underwriters, (iii) sale and delivery by the Underwriters of the ADSs or (iv) execution and delivery of the Transaction Documents or any payment to be made pursuant to the Transaction Documents.

(aa) Licenses and Permits. The Bank and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate Jamaican, U.S. federal or state, or other governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Bank nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(bb) No Labor Disputes. No labor disturbance by or dispute with employees of the Bank or any of its subsidiaries exists or, to the knowledge of the Bank, is threatened, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(cc) Accounting Controls. The Bank and its subsidiaries maintain systems of internal control over financial reporting which have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with International Financial Reporting Standards, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Bank’s internal controls. The Bank’s auditors and the Audit Committee of the Board of Directors of the Bank have been advised of (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Bank’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Bank’s internal controls over financial reporting.

(dd) Insurance. The Bank and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Bank and its subsidiaries and their respective businesses; and neither the Bank nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ee) No Unlawful Payments. Neither the Bank nor any of its subsidiaries nor, to the knowledge of the Bank, any director, officer, agent, employee or other person acting on behalf of the Bank or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) made any payment in violation of any Jamaican or other applicable law, rule or regulation regarding illegal payments or corrupt practices, or of any provision of the U.S. Foreign Corrupt Practices Act of 1977 to which such person was subject at the time of such action or payment; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other payment in violation of any Jamaican or other applicable law, rule or regulation.

(ff) Compliance with Money Laundering Laws. The operations of the Bank and its subsidiaries are and have been conducted at all times in compliance with the money laundering statutes of Jamaica and all other applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued in connection therewith (collectively, the “Money Laundering Laws”), except for late filing of approximately four threshold transaction reports and one suspicious transaction report since January 1, 2010 (which late filings would not, individually or in the aggregate, have a Material Adverse Effect); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Bank or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Bank, threatened.

(gg) Compliance with OFAC. None of the Bank, any of its subsidiaries or, to the knowledge of the Bank, any director, officer, agent, employee or affiliate of the Bank or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Bank will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(hh) No Restrictions on Subsidiaries. No subsidiary of the Bank is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Bank, from making any other distribution on such subsidiary’s share capital, from repaying to the Bank any loans or advances to such subsidiary from the Bank or from transferring any of such subsidiary’s properties or assets to the Bank or any other subsidiary of the Bank.

(ii) No Broker’s Fees. Neither the Bank nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Bank or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(jj) No Registration Rights. No person has the right to require the Bank or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission, the issuance and sale of the Ordinary Shares in the form of ADSs by the Bank or, to the knowledge of the Bank, the sale of the Ordinary Shares in the form of ADSs to be sold by the Selling Shareholders hereunder.

(kk) No Stabilization. The Bank has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the ADSs or the Ordinary Shares.

(ll) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(mm) Statistical and Market Data. Nothing has come to the attention of the Bank that has caused the Bank to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(nn) Sarbanes-Oxley Act. There is and has been no failure on the part of the Bank or, to the knowledge of the Bank, any of the Bank’s directors or officers, in their capacities as such, to comply with any provision of the U.S. Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are applicable to the Bank, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(oo) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Bank or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Bank was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act). The Bank is a “foreign private issuer” (as defined in Rule 3b-4(c) under the Exchange Act).

(pp) Distributions in Respect of Ordinary Shares. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no approvals are currently required in Jamaica in order for the Bank to pay dividends or other distributions declared by the Bank to the holders of Ordinary Shares, including the Depositary; and under current laws and regulations of Jamaica, any amounts payable with respect to the Ordinary Shares upon liquidation of the Bank or upon redemption thereof and dividends and other distributions declared and payable on the Ordinary Shares may be paid by the Bank to the Depositary in Jamaican dollars that may be converted into foreign currency and freely transferred out of Jamaica. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no payments of dividends made to holders of Ordinary Shares or ADSs who are non-residents of Jamaica currently are subject to income, withholding or other taxes under laws and regulations of Jamaica or any political subdivision or taxing authority thereof or therein and such payments will be free and clear of any other tax, duty, withholding or deduction in Jamaica or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Jamaica or any political subdivision or taxing authority thereof or therein.

(qq) No Requirement to Qualify to do Business. It is not necessary under the laws of Jamaica that any holder of ADSs or the Underwriters should be licensed, qualified or entitled to carry on business in Jamaica, as the case may be, (i) to enable any of them to enforce their respective rights under Transaction Documents or the ADRs or the offer or sale of the ADSs as described in the Pricing Disclosure Package or any other document to be delivered in connection herewith or therewith or (ii) solely by reason of the execution, delivery or performance of any such document.

(rr) Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 9 hereof do not contravene Jamaican law or public policy.

(ss) No Immunity. The Bank is not, and none of the properties of the Bank is, subject to any right or immunity under Jamaican, Barbados, Canadian, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Jamaican, Barbados, Canadian, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to its obligations, liabilities or any other matter under or arising out of or in connection herewith; and to the extent that the Bank or any of its subsidiaries or any of its properties, assets or revenue may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated hereby, may at any time be commenced, the Bank has waived or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided herein.

(tt) Enforcement of Foreign Judgments. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York (each, a “New York Court”) having jurisdiction under its own laws in respect of any suit, action or proceeding against the Bank based upon any of the Transaction Documents would be declared enforceable against the Bank by the courts of Jamaica, without reconsideration or reexamination of the merits; provided that the Jamaican court is satisfied that (i) the New York Court had competence by virtue of submission of the parties to the jurisdiction of the court at the time at which the action was brought; (ii) such judgment was final and conclusive; (iii) such judgment was for a fixed sum (including an award for damages); (iv) such judgment was not contrary to the public policy of Jamaica; and (v) such judgment was not obtained by fraud. No order has been made extending the provisions of the Judgments (Foreign) (Reciprocal Enforcement) Act of Jamaica to the United States. Accordingly, judgments obtained in any New York Court would have to be enforced in Jamaica by filing a fresh action on the judgment as if it were an action for a debt in the Supreme Court of Jamaica. Any final monetary judgment rendered by any New York Court in respect of any suit, action or proceeding against the Bank based upon any Transaction Document would be declared enforceable against the Bank by the courts of Jamaica without reexamination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated unless the Jamaican court is satisfied that (i) the judgment debtor, being a person who was neither carrying on business nor ordinarily resident within the jurisdiction of the New York Court, did not voluntarily appear or otherwise submit or agree to submit to the jurisdiction of such New York Court; (ii) the judgment debtor, being the defendant in the proceedings, was not duly served with the process of the New York Court and did not appear notwithstanding that it was ordinarily resident or was carrying on business within the jurisdiction of the New York Court or agreed to submit to the jurisdiction of such New York Court; (iii) the judgment was obtained by fraud; or (iv) the judgment was in respect of a cause of action which for reasons of Jamaican public policy or for some other similar reason could not have been entertained by the New York Court.

(uu) Valid Choice of Law. The choice of laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of Jamaica and will be honored by the courts of Jamaica.

(vv) No Requirement to File or Record. To ensure the legality, validity, enforcement or admissibility into evidence of the Transaction Documents in a legal or administrative proceeding in Jamaica, it is not necessary that this Agreement be filed or recorded with any governmental or regulatory authority or court or that any registration tax, stamp duty or similar tax be paid on or in respect of this Agreement or the Deposit Agreement other than court costs, except that under Jamaican law nominal stamp duty is payable within 30 days in respect of any original counterpart of any Transaction Document executed outside of Jamaica and thereafter brought into Jamaica.

(ww) Submission to Jurisdiction. The Bank has the power to submit, and pursuant to Section 17(d) of this Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any U.S. federal or New York state court located in The City of New York and has the power to designate, appoint and empower, and pursuant to Section 17(d) of this Agreement, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any U.S. federal or New York state court located in The City of New York, and service of process effected in the manner set forth in the Transaction Documents, assuming validity under the laws of the State of New York, will be effective, in the case of the Bank, under the laws of Jamaica, in the case of AIC (Barbados) Limited, under the laws of Barbados, and, in the case of AIC Global Holdings Inc., under the laws of Canada, to confer valid personal jurisdiction over the Bank.

(xx) Exchange Controls. No exchange control authorization or any other authorization, approval, consent or license of any governmental or regulatory authority or court in Jamaica is required for the payment of any amounts payable to the Underwriters or the Bank under this Agreement; and, except for withholding tax of 33.33% payable in respect of discounts and commissions provided for in Section 2 hereof (which withholding tax shall be paid by the Bank and the Selling Shareholders pursuant to Section 5(o) or Section 6(e) hereof, as the case may be), all such payments made to the Underwriters will not be subject to income, withholding or other taxes under laws and regulations of Jamaica or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Jamaica or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Jamaica or any political subdivision or taxing authority thereof or therein.

(yy) Ownership of the Bank by the Selling Shareholders. The Selling Shareholders are and, on the Closing Date or the Additional Closing Date, as the case may be, will be directly and indirectly, the beneficial owners of 59.1% and 1.0%, respectively, of the total share capital or other ownership interests of the Bank.

4. Representations, Warranties and Agreements of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to, and agrees with, each Underwriter as follows:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission; each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act; and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such

Selling Shareholder makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Bank in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(h) hereof).

(b) Pricing Disclosure Package. The Pricing Disclosure Package, as of the Applicable Time, did not, and, as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such Selling Shareholder makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Bank in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(h) hereof).

(c) Registration Statement and Prospectus. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such Selling Shareholder makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Bank in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(h) hereof).

(d) Selling Shareholder Free Writing Prospectuses. Except for the Registration Statement, the Preliminary Prospectus and the Prospectus, such Selling Shareholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities.

(e) Organization and Good Standing. Such Selling Shareholder has been duly incorporated or formed and is validly existing and in good standing (to the extent applicable) under the laws of its jurisdiction of incorporation or formation, is duly qualified to do business and is in good standing in its jurisdiction of incorporation or formation, as the case may be, and is duly qualified to do business in each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of such Selling Shareholder or on the performance by such Selling Shareholder of its obligations hereunder.

(f) Due Authorization. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and for the sale and delivery of the Ordinary Shares in the form of ADSs to be sold by such Selling Shareholder hereunder, have been obtained; such Selling Shareholder has full right, power and authority to enter into this Agreement, and to sell, assign, transfer and deliver the Ordinary Shares in the form of ADSs to be sold by such Selling Shareholder hereunder; and this Agreement has been duly authorized, executed and delivered by such Selling Shareholder.

(g) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by such Selling Shareholder.

(h) Investment Company Act. Such Selling Shareholder is not, and, after giving effect to the offering and sale of the Securities to be sold by such Selling Shareholder and the receipt by such Selling Shareholder of the proceeds thereof, will not be, required to register as an “investment company” within the meaning of the Investment Company Act.

(i) No Conflicts. The execution, delivery and performance by such Selling Shareholder of this Agreement, the sale of the Securities to be sold by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder or any of its subsidiaries is a party or by which such Selling Shareholder or any of its subsidiaries is bound or to which any of the property or assets of such Selling Shareholder or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of incorporation, articles of association, memorandum of association or similar constitutive documents of such Selling Shareholder or any of its subsidiaries, or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any Jamaican, U.S. federal or state, or other governmental or regulatory authority or court or arbitrator having jurisdiction over such Selling Shareholder or any of its subsidiaries or any of their respective properties, except, in the case of clauses (i) and (iii), for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a material adverse effect on such Selling Shareholder’s performance of its obligations under the Transaction Documents to which it is party.

(j) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by such Selling Shareholder of this Agreement, the sale of the Securities and the consummation of the transactions contemplated by the Transaction Documents, except for (i) the registration of the Ordinary Shares and the ADSs under the Securities Act and the Exchange Act and (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by FINRA and under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters, which shall have been obtained prior to the Closing Date and are in full force and effect.

(k) Title to Underlying Shares. Such Selling Shareholder has good and valid title to the Underlying Shares to be sold on the Closing Date in the form of ADSs by such Selling Shareholder hereunder, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party; such Selling Shareholder will have, immediately prior to the Closing Date, good and valid title to the Underlying Shares to be sold on the Closing Date in the form of ADSs by such Selling Shareholder, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party; and, upon delivery of the certificates representing such Underlying Shares in the form of ADSs and payment therefor pursuant hereto, good and valid title to such Underlying Shares in the form of ADSs, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, will pass to the several Underwriters.

(l) No Stabilization. Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the ADSs or the Ordinary Shares.

(m) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, such Selling Shareholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Bank and the Representatives.

(n) Material Information. As of the date hereof and as of the Closing Date, such Selling Shareholder is not and will not be prompted to sell the Ordinary Shares in the form of ADSs to be sold by such Selling Shareholder by any material information concerning the Bank or any of its subsidiaries which is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(o) No Immunity. Such Selling Shareholder is subject to civil and commercial law in respect of its obligations hereunder, and such Selling Shareholder is not, and none of the properties of such Selling Shareholder is, subject to any right or immunity under Jamaican, Barbados, Canadian, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Jamaican, Barbados, Canadian, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to its obligations, liabilities or any other matter under or arising out of or in connection herewith; and to the extent that such Selling Shareholder or any of its properties, assets or revenue may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated hereby, may at any time be commenced, such Selling Shareholder has waived or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided herein.

(p) Enforcement of Foreign Judgments. Any final judgment for a fixed or determined sum of money rendered by any New York Court having jurisdiction under its own laws in respect of any suit, action or proceeding against such Selling Shareholder based upon this Agreement would be declared enforceable against such Selling Shareholder by the courts of Barbados, in the case of AIC (Barbados) Limited, and Canada, in the case of AIC Global Holdings Inc., without reconsideration or reexamination of the merits; provided that such Barbados court or Canadian court, as the case may be, is satisfied that (i) the New York Court had competence by virtue of submission of the parties to the jurisdiction of the court at the time at which the action was brought; (ii) such judgment was final and conclusive; (iii) such judgment was for a fixed sum (including an award for damages); (iv) such judgment was not contrary to the public policy of Barbados or Canada, as the case may be; and (v) such judgment was not obtained by fraud.

(q) Valid Choice of Law. In the case of AIC (Barbados) Limited, the choice of laws of the State of New York as governing law of this Agreement is a valid choice of law under the laws of Barbados and will be honored by the courts of Barbados; and, in the case of AIC Global Holdings Inc., the choice of laws of the State of New York as governing law of this Agreement is a valid choice of law under the laws of Canada and will be honored by the courts of Canada.

(r) No Requirement to File or Record. To ensure the legality, validity, enforcement or admissibility into evidence of the Transaction Documents in a legal or administrative proceeding in Jamaica, it is not necessary that this Agreement be filed or recorded with any governmental or regulatory authority or court or that any registration tax, stamp duty or similar tax be paid on or in respect of this Agreement or the Deposit Agreement other than court costs, except that under Jamaican law nominal stamp duty is payable within 30 days in respect of any original counterpart of any Transaction Document executed outside of Jamaica and thereafter brought into Jamaica.

(s) Submission to Jurisdiction. Such Selling Shareholder has the power to submit, and pursuant to Section 17(d) of this Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any U.S. federal or New York state court located in The City of New York and has the power to designate, appoint and empower, and pursuant to Section 17(d) of this Agreement, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any U.S. federal or New York state court located in The City of New York, and service of process effected in the manner set forth in this Agreement, assuming validity under the laws of the State of New York, will be effective, in the case of AIC (Barbados) Limited, under the laws of Barbados, and, in the case of AIC Global Holdings Inc., under the laws of Canada, to confer valid personal jurisdiction over such Selling Shareholder.

(t) Exchange Controls. No exchange control authorization or any other authorization, approval, consent or license of any governmental or regulatory authority or court in Barbados, in the case of AIC (Barbados) Limited, or Canada, in the case of AIC Global Holdings Inc., is required for the payment of any amounts payable to the Underwriters or such Selling Shareholder under this Agreement; and all such payments made to the Underwriters and such Selling Shareholder will not be subject to income, withholding or other taxes under laws and regulations of Jamaica, Barbados, Canada or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Jamaica, Barbados, Canada or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Jamaica, Barbados, Canada or any political subdivision or taxing authority thereof or therein.

(u) Stamp Taxes. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no stamp or other issuance or transfer taxes or duties or other similar fees or charges and no capital gains, income, withholding or other taxes required to be paid by or on behalf of the Underwriters in Barbados, Canada, Jamaica or any political subdivision or taxing authority thereof or therein in connection with the (i) deposit by the Selling Shareholders with the Depositary of Ordinary Shares against the issuance of the ADRs evidencing the ADSs representing such Ordinary Shares, (ii) sale by the Selling Shareholders of the Ordinary Shares in the form of ADSs as described in the Pricing Disclosure Package, and delivery of such ADSs to or for the accounts of the Underwriters, (iii) sale and delivery by the Underwriters of the ADSs or (iv) execution and delivery of the Transaction Documents or any payment to be made pursuant to the Transaction Documents.

Each of the Selling Shareholders specifically agrees that the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the dissolution of such Selling Shareholder, or by the occurrence of any other event.

5. Further Agreements of the Bank. The Bank covenants and agrees with each Underwriter as follows:

(a) Required Filings. The Bank shall file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act and shall file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Bank shall furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M. (New York City time) on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b) Delivery of Copies. The Bank shall deliver, without charge, (i) to the Representatives and U.S. counsel for the Underwriters, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents, thereto filed with the Commission; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed with the Commission and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as hereinafter defined), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of U.S. counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before using, authorizing, approving, referring to or filing with the Commission any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus with the Commission, the Bank shall furnish to the Representatives and U.S. counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement, as the case may be, for review and shall not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus with the Commission or file any such proposed amendment or supplement to which the Representatives reasonably object with the Commission.

(d) Notice to the Representatives. The Bank shall advise the Representatives promptly, and confirm such advice in writing (i) when the Registration Statement or the F-6 Registration Statement has become effective; (ii) when any amendment to the Registration Statement or, during the Prospectus Delivery Period, the F-6 Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or the F-6 Registration Statement, or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or the F-6 Registration Statement, or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or, during the Prospectus Delivery Period, the F-6 Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Registration Statement, the F-6 Registration Statement, the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when any such document is delivered to a purchaser, not misleading; and (vii) of the receipt by the Bank of any notice with respect to any suspension of the qualification of the ADSs or the Ordinary Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Bank shall use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement or the F-6 Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the ADSs or the Ordinary Shares and, if any such order is issued, shall obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Bank shall promptly notify the Underwriters thereof and forthwith prepare and, subject to Section 5(c) hereof, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Bank shall immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 5(c) hereof, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with applicable law.

(f) Blue Sky Compliance. The Bank shall use its best efforts to qualify the Securities for offer and sale under the applicable securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and shall continue such qualifications in effect so long as required for distribution of the Securities in such jurisdictions; provided that the Bank shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earnings Statement. The Bank shall make generally available to its security holders, including the Depositary and the holders of ADSs, and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Bank occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Lock-up Agreement of the Bank. For a period of 180 days after the date of the Prospectus, the Bank shall not (i) offer, pledge, sell, announce the intention to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement (or equivalent) under the Securities Act or in Jamaica or any other jurisdiction relating to any Ordinary Shares or other share capital of the Bank, including in the form of ADSs, or any securities convertible into or exercisable or exchangeable for any Ordinary Shares or other share capital of the Bank, including in the form of ADSs, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or other share capital of the Bank, including in the form of ADSs, or any such other securities, whether any such transaction described in clause (i) or (ii) is to be settled by delivery of Ordinary Shares or other share capital of the Bank, including in the form of ADSs, or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC, other than the Securities to be sold hereunder. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Bank issues an earnings release or material news or a material event relating to the Bank occurs; or (2) prior to the expiration of the 180-day restricted period, the Bank announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. If J.P. Morgan Securities LLC, in its sole discretion, agrees to release or waive the restrictions set forth in Section 6(a) hereof or a lock-up letter referred to in

Section 8(o) hereof for an officer or director of the Bank and provides the Bank with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Bank agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver. The Bank shall provide the Representatives and each person subject to the lock-up letters described in Section 8(o) hereof with prior notice of any such announcement that gives rise to an extension of the restricted period.

(i) Use of Proceeds. The Bank shall apply the net proceeds from the sale of the Securities as described under the heading “Use of proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus. In addition, the Bank shall file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(j) No Stabilization. The Bank shall not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the ADSs or the Ordinary Shares.

(k) Listing. The Bank shall use its best efforts to list, subject to official notice of issuance, the Securities, including the Underlying Shares, to be delivered on the Closing Date or Additional Closing Date, as the case may be, on the New York Stock Exchange; and the Underlying Shares on the Jamaica Stock Exchange and the Trinidad and Tobago Stock Exchange.

(l) Reports. So long as the ADSs are outstanding, the Bank shall furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the ADSs, and copies of any reports and financial statements furnished to or filed with the Commission, the New York Stock Exchange, the Jamaica Stock Exchange, the Trinidad and Tobago Stock Exchange or any other national securities exchange or automatic quotation system; provided the Bank shall be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

(m) Record Retention. The Bank shall, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n) Investment Company Act Compliance. The Bank shall not invest, or otherwise use the proceeds received by the Bank from its sale of the Securities in such a manner as would require the Bank or any of its subsidiaries to register as an investment company under the Investment Company Act.

(o) Tax Gross-Up. The Bank agrees with each of the Underwriters to make all payments under this Agreement without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed by any applicable taxing jurisdiction (the “Taxing Jurisdiction”), unless the Bank is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Bank shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction will equal the amounts that would have been received if no withholding or deduction has been made, except to the extent that such taxes, duties or charges (a) were imposed due to some connection of an Underwriter with the Taxing Jurisdiction other than the mere entering into of this Agreement or receipt of payments hereunder or (b) would not have been imposed but for the failure of such Underwriter to comply with any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the Underwriter if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes, duties or other charges. The Bank further agrees to indemnify and hold harmless the Underwriters against any documentary, stamp, sales, transaction or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Underlying Shares or the ADSs, and on the execution and delivery of this Agreement.

(p) Passive Foreign Investment Company Determination and Information. Promptly after the end of each taxable year of the Bank, the Bank shall use its best efforts to determine whether it or any of its subsidiaries was for such taxable year a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), for such taxable year. If the Bank so determines or otherwise becomes aware that it or any of its subsidiaries is a PFIC for any taxable year, the Bank will use its commercially reasonable efforts to make available, upon written request, to holders of its Ordinary Shares or ADSs that have elected, or anticipate electing, to treat the Bank or any such subsidiary as a “qualified electing fund” under Section 1295 of the Code such information as may be required in connection with such election, at the time and in the manner prescribed by the Code and U.S. Treasury regulations promulgated thereunder (it being understood that the Bank may not be able to provide such information with respect to all of its subsidiaries).

(q) Tax Election. In connection with the conversion to a holding company, to the extent permitted by applicable law, the Bank shall validly elect to be treated as a “disregarded entity” for U.S. federal income tax purposes prior to any distribution or disposition of any of the Bank’s assets (including subsidiaries) to the holding company, and notwithstanding the foregoing or any other provisions of this Agreement, the Bank shall use commercially reasonable efforts to not engage in any transaction in connection with the conversion to a holding company which would otherwise cause adverse U.S. federal income tax consequences to holders of its Ordinary Shares or ADSs who have elected to treat the Bank as a “qualified electing fund” under Section 1295 of the Code or elected “mark to market” treatment under Section 1296 of the Code.

6. Further Agreements of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, covenants and agrees with each Underwriter as follows:

(a) Lock-up Agreement of the Selling Shareholders. For a period of 180 days after the date of the Prospectus, such Selling Shareholder shall not (i) offer, pledge, sell,

announce the intention to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or cause to be filed with the Commission a registration statement (or equivalent) under the Securities Act or in Jamaica or any other jurisdiction relating to any Ordinary Shares or other share capital of the Bank, including in the form of ADSs, or any securities convertible into or exercisable or exchangeable for any Ordinary Shares, including in the form of ADSs (including without limitation, such other securities which may be deemed to be beneficially owned by such Selling Shareholder in accordance with the rules and regulations of the Commission), or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or other share capital of the Bank, including in the form of ADSs, or any such other securities, whether any such transaction described in clause (i) or (ii) is to be settled by delivery of any Ordinary Shares or other share capital of the Bank, including in the form of ADSs, or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any Ordinary Shares or other share capital of the Bank, including in the form of ADSs, or any security convertible into or exercisable or exchangeable for Ordinary Shares or other share capital of the Bank without the prior written consent of J.P. Morgan Securities LLC, other than the Securities to be sold hereunder; provided that in no event shall any such consent be required to effect a transfer of Ordinary Shares of the Bank held by AIC (Barbados) Limited to another entity controlled, directly or indirectly, by Mr. Michael Lee-Chin to the extent required by the Bank of Jamaica; and provided, further that such Ordinary Shares shall remain subject to the restrictions contained in the Section 6(a). The foregoing sentence shall not, however, apply to (A) any bona fide gifts to any charitable organization; provided, however, that in such case it shall be a pre-condition to such transfer that (I) the transferee or donee executes and delivers to the Representatives a lock-up agreement in form and substance satisfactory to the Representatives, (II) no filing by any party (transferor, transferee, donor or donee) under the Exchange Act or pursuant to Jamaican securities laws or other public announcement shall be required or shall be voluntarily made in connection with such transfer (other than a filing on Schedule 13D or Schedule 13G (or 13D/A or 13G/A) made after the expiration of such 180-day period), (III) each party (transferor, transferee, donor or donee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer and (IV) such Selling Shareholder shall notify the Representatives at least three business days prior to the proposed transfer or (B) the pledge of Ordinary Shares as collateral in support of any AIC Loans (as defined below); provided that each Selling Shareholder covenants and agrees that if there shall be any actual or claimed default under, or acceleration of, any AIC Loan, such Selling Shareholder shall replace all Ordinary Shares pledged as collateral in support of such AIC Loan with cash or other collateral not consisting of Ordinary Shares at such time as to prevent any sale, transfer or other exercise of remedies with respect to such Ordinary Shares. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Bank issues an earnings release or material news or a material event relating to the Bank occurs; or (2) prior to the expiration of the 180-day restricted period, the Bank announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. For purposes of this Section 6(a), the term “AIC Loans” means the loans made to any of the Controlling Shareholder or the Selling

Shareholders, or to any other affiliate of Mr. Michael Lee-Chin (other than the Bank and its subsidiaries).

(b) Tax Form. Such Selling Shareholder shall deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 or W-8BEN (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the U.S. Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

(c) Notification of Material Changes. During the Prospectus Delivery Period, such Selling Shareholder shall advise the Representatives promptly and, if requested by the Representatives, shall confirm such advice in writing, of the occurrence of any event that comes to the attention of the Selling Shareholders within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading.

(d) No Free Writing Prospectuses. Such Selling Shareholder agrees that it shall not prepare or have prepared on its behalf or use or refer to, any Issuer Free Writing Prospectus, and agrees that it shall not distribute any written materials in connection with the offer or sale of the Securities.

(e) Tax Gross-Up. Such Selling Shareholder agrees with each of the Underwriters to make all payments under this Agreement without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed by a Taxing Jurisdiction, unless such Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, such Selling Shareholder, as applicable, shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction has been made, except to the extent that such taxes, duties or charges (a) were imposed due to some connection of an Underwriter with the Taxing Jurisdiction other than the mere entering into of this Agreement or receipt of payments hereunder or (b) would not have been imposed but for the failure of such Underwriter to comply with any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the Underwriter if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes, duties or other charges. Such Selling Shareholder further agrees to indemnify and hold harmless the Underwriters against any documentary, stamp, sales, transaction or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Ordinary Shares, including in the form of ADSs, and on the execution and delivery of this Agreement.

7. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees, severally but not jointly, that:

(a) Such Underwriter has not used, authorized use of, referred to or participated in the planning for use of, and shall not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus” (as defined in Rule 405 under the Securities Act) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B hereto or prepared pursuant to Section 3(c) or Section 4(c) hereof (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Bank in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) Such Underwriter has not and shall not, without the prior written consent of the Bank, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission.

(c) Such Underwriter is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and shall promptly notify the Bank and the Selling Shareholders if any such proceeding against it is initiated during the Prospectus Delivery Period).

8. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Firm Securities on the Closing Date or the Option Securities on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Bank and each of the Selling Shareholders of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement or the F-6 Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The respective representations and warranties of the Bank and the Selling Shareholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing

Date, as the case may be; and the statements of the Bank and its officers and of the Selling Shareholders made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities of, or guaranteed by, the Bank or any of its subsidiaries that are rated by a nationally recognized statistical rating agency, (i) no downgrading shall have occurred in the rating accorded any such debt securities by any such rating agency and (ii) no such rating agency shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of J.P. Morgan Securities LLC makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e) Officers’ Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief executive officer and the chief financial officer of the Bank, in form and substance reasonably satisfactory to the Representatives, (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations of the Bank set forth in Sections 3(b), 3(c), 3(d) and 3(e) hereof are true and correct, (ii) confirming that the other representations and warranties of the Bank in this Agreement are true and correct, (iii) confirming that the Bank has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iv) to the effect set forth in Sections 5(a), 5(c) and 5(d) hereof.

(f) Selling Shareholders’ Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate or certificates of the Selling Shareholders, in form and substance reasonably satisfactory to the Representatives, confirming that (i) each Selling Shareholder has carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) the representations of each Selling Shareholder set forth in Sections 4(b), 4(c) and 4(d) hereof are true and correct and (iii) the other representations of each Selling Shareholder in this Agreement are true and correct and that each Selling Shareholder have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be.

(g) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PricewaterhouseCoopers shall have furnished to the Representatives, at the request of the Bank, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter or letters delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(h) Opinion and 10b-5 Disclosure Letter of U.S. Counsel for the Bank and the Selling Shareholders. Akerman Senterfitt LLP, U.S. counsel for the Bank and the Selling Shareholders, shall have furnished to the Representatives, at the request of the Bank, their written opinion and 10b-5 disclosure letter, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C-1 hereto.

(i) Opinion and 10b-5 Disclosure Letter of Jamaican Counsel for the Bank and the Selling Shareholders. Patterson Mair Hamilton, Jamaican counsel for the Bank and the Selling Shareholders, shall have furnished to the Representatives, at the request of the Bank, their written opinion and 10b-5 disclosure letter, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C-2 hereto.

(j) Opinion of Barbados Counsel for AIC (Barbados) Limited. George Walton Payne & Co., Barbados counsel for AIC (Barbados) Limited, shall have furnished to the Representatives, at the request of the Bank, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C-3 hereto.

(k) Opinion of Canadian Counsel for AIC Global Holdings Inc. Burns Associates, Canadian counsel for AIC Global Holdings Inc., shall have furnished to the Representatives, at the request of the Bank, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C-4 hereto.

(l) Opinion of Counsel for the Depositary. Ziegler, Ziegler & Associates, counsel for the Depositary, shall have furnished to the Representatives, at the request of the Bank, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, to the effect set forth in Annex C-5 hereto.

(m) Opinion and 10b-5 Disclosure Letter of U.S. Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, the written opinion and 10b-5 disclosure letter of Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(n) Opinion and 10b-5 Disclosure Letter of Jamaican Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, the written opinion and 10b-5 disclosure letter of Myers, Fletcher & Gordon, Jamaican counsel for the Underwriters with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(o) No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Jamaican, U.S. federal or state, or other federal, state or foreign governmental or regulatory authority having jurisdiction over the Bank or any of its subsidiaries, the Selling Shareholders or any of their respective subsidiaries or any of their respective affiliates that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities by the Bank or the sale of the Securities by the Selling Shareholders; and no injunction or order of any Jamaican, U.S. federal or state, or other federal, state or foreign court having jurisdiction over the Bank or any of its subsidiaries, the Selling Shareholders or any of their respective subsidiaries or any of their respective affiliates shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities by the Bank or the sale of the Securities by the Selling Shareholders.

(p) Listing. The Securities, including the Underlying Shares, to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance; and the Underlying Shares shall have been approved for listing on the Jamaica Stock Exchange and the Trinidad and Tobago Stock Exchange.

(q) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, delivered to the Representatives by certain shareholders, directors and officers of the Bank listed in Annex D hereto, in each case, relating to sales and certain other dispositions of share capital of the Bank or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(r) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Bank and the Selling Shareholders shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

(s) All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9. Indemnification and Contribution.

(a) Indemnification of the Underwriters by the Bank and the Selling Shareholders. The Bank and the Selling Shareholders, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) any violation or alleged violation of any Money Laundering Laws by the Bank or any of its subsidiaries, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Bank in writing by such Underwriter through the Representatives expressly for use therein (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(h) hereof).

(b) Indemnification of the Bank and the Selling Shareholders by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Bank, its directors, its officers who signed the Registration Statement, each person, if any, who controls the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each of the Selling Shareholders and each person, if any, who controls each Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 9(a) hereof (other than clause (iii) of Section 9(a)), but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to such Underwriter furnished to the Bank in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, the

Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(h) hereof with respect to such Underwriter).

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to Section 9(a) or (b) hereof, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under Section 9(a) or (b) hereof. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel for the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives, any such separate firm for the Bank, its directors, its officers who signed the Registration Statement and any control persons of the Bank shall be designated in writing by the Bank and any such separate firm for the Selling Shareholders shall be designated in writing by any one of them. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 9(c), the Indemnifying Person shall be liable for any settlement of any proceeding of the nature contemplated by this Section 9(c) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of the request for reimbursement for reasonable fees and expenses, (ii) the Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior such settlement being entered into and (iii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement; provided that, if any such reimbursed fees and expenses are subsequently determined not to have been indemnifiable pursuant to this Section 9(c) by non-appealable judgment of a court of competent jurisdiction, such Indemnified Party shall reimburse such Indemnifying Party for the amount of such reimbursed fees and expenses. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in Section 9(a) and 9(b) hereof is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Bank and the Selling Shareholders, on the one hand, and the Underwriters on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Bank and the Selling Shareholders, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Bank and the Selling Shareholders, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses and after deducting underwriting discounts and commissions) received by the Bank and the Selling Shareholders from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Bank and the Selling Shareholders, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank and the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Bank and the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Selling Shareholders or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) hereof. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

(g) Limitation on Liability of Selling Shareholders. Notwithstanding the foregoing provisions of this Section 9, the aggregate liability of any Selling Shareholder to the Underwriters and their respective affiliates, directors, officers and controlling persons pursuant to the indemnification provisions set forth in Section 9(a) shall not exceed the net proceeds (before deducting expenses and after deducting underwriting discounts and commissions) received by such Selling Shareholder from the Securities sold by it pursuant to this Agreement.

(h) Underwriter Information. It is understood and agreed upon that the only information furnished by any Underwriter for purposes of this Agreement consists of the following information in the Preliminary Prospectus and the Prospectus furnished on behalf of each Underwriter: the information contained in the third (relating to reoffering and concession fees and confirmation of discretionary sales), thirteenth (relating to stabilization) and fourteenth (relating to Regulation M) paragraphs under the caption “Underwriting.”

10. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11. Termination. This Agreement may be terminated, in the absolute and sole discretion of J.P. Morgan Securities LLC, by notice to the Bank and the Selling Shareholders, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Securities, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the Jamaica Stock Exchange, the Trinidad and Tobago Stock Exchange, the New York Stock Exchange, the American Stock Exchange, The Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Bank shall have been suspended on any exchange or in any over-the-counter market; (iii) a material disruption in securities settlement or clearance services in Jamaica or the United States shall have occurred; (iv) a general moratorium on commercial banking activities (or equivalent) shall have been declared by Jamaican, U.S. federal or New York state authorities; or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of J.P. Morgan Securities LLC, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Bank and the Selling Shareholders on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Bank and the Selling Shareholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Bank and the Selling Shareholders may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Bank, counsel for the Selling Shareholders or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Bank agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Bank and the Selling Shareholders as provided in Section 12(a) hereof, the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Securities to be purchased on such date, then the Bank and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Bank and the Selling Shareholders as provided in Section 12(a) hereof, the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Securities to be purchased on such date, or if the Bank and the Selling Shareholders shall not exercise the right described in Section 12(b) hereof, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Securities on the Additional Closing Date, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Bank, except that the Bank and the Selling Shareholders shall continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Bank, the Selling Shareholders or any non-defaulting Underwriter for damages caused by its default.

13. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Bank or, failing which, the Selling Shareholder shall pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including, without limitation, the following: (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Ordinary Shares and the ADSs and any taxes payable in connection therewith; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of U.S., Jamaican and any other counsel for the Bank and the Selling Shareholders; (v) the fees and expenses of the Bank’s independent registered public accounting firm; (vi) the fees and expenses incurred in connection with the registration or qualification of the Securities under state or foreign securities or Blue Sky laws of such jurisdictions as the Representatives may designate, and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of U.S. counsel for the Underwriters); (vii) the fees and expenses of the Depositary and its counsel; (viii) the fees and expenses of any transfer agent and any registrar; (ix) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (x) all expenses incurred by the Bank and the Underwriters in connection with preparing for, travelling to and participating in any “road show” presentations to potential investors; (xi)

all expenses and application fees related to the listing of the Securities on the New York Stock Exchange and the listing of the Underlying Shares on the Jamaica Stock Exchange and the Trinidad and Tobago Stock Exchange; and (xii) the fees and expenses of U.S. and Jamaican counsel for the Underwriters.

(b) If (i) this Agreement is terminated pursuant to Section 11 hereof, (ii) the Bank or the Selling Shareholders for any reason fail to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Bank and the Selling Shareholders agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their U.S. and Jamaican counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Bank, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf of the Bank, the Selling Shareholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Bank, the Selling Shareholders or the Underwriters.

16. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

17. Miscellaneous.

(a) Authority of J.P. Morgan Securities LLC. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities LLC on behalf of the Underwriters; and any such action taken by J.P. Morgan Securities LLC shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, United States (fax: (212) 622-8358); Attention: Equity

Syndicate Desk and c/o Macquarie Capital (USA) Inc., 125 West 55th Street, New York, New York 10019, United States (fax: ([            ]) [            ])]. Notices to the Bank shall be given to it at National Commercial Bank Jamaica Limited, 32 Trafalgar Road, Kingston 10, Jamaica, W.I. (fax: (876) 968-1342); Attention: Dave Garcia. Notices to the Selling Shareholders shall be given to (x) if to AIC Global Holdings Inc., to such Selling Shareholder at 1375 Kerns Road, Suite 100, Burlington, Ontario, Canada L7P 4V7 (fax: (905) 331-7160); Attention: Legal Department, and (y) if to AIC Barbados Limited, to such Selling Shareholder at The Corporate Centre, Cor. Bush Hill & Bay Street St. Michael, BB14038, Barbados, W.I. (fax: (246) 429-0796), Attention: Legal Department, with a copy to AIC Global Holdings Inc. at 1375 Kerns Road, Suite 100, Burlington, Ontario, Canada L7P 4V7 (fax: (905) 331-7160); Attention: Legal Department.

(c) Governing Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the laws of the State of New York.

(d) Submission to Jurisdiction. Each of the Bank and each Selling Shareholder hereby submits to the jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Bank and each Selling Shareholder hereby waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Bank and each Selling Shareholder irrevocably appoints CT Corporation System, located at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Bank and such Selling Shareholder, as the case may be, by the person serving the same to the address provided in Section 17(b), shall be deemed in every respect effective service of process upon the Bank and each Selling Shareholder, as the case may be, in any such suit or proceeding. Each of the Bank and each Selling Shareholder hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. Each of the Bank and each Selling Shareholder further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(e) Judgment Currency. The Bank and the Selling Shareholders, severally and not jointly, agree to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase U.S. dollars with the amount of the judgment currency actually received by the Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Bank and the Selling Shareholders and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g) Waiver of Immunity. To the extent that the Bank or either Selling Shareholder has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Jamaica, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to itself or its property and assets or this Agreement, each of the Bank and each Selling Shareholder hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(h) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature pages follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

Bank:

NATIONAL COMMERCIAL BANK JAMAICA LIMITED

Name: Title:

Selling Shareholders:

AIC (BARBADOS) LIMITED

Name: Title:

AIC GLOBAL HOLDINGS INC.

Name: Title:

Accepted: J.P. MORGAN SECURITIES LLC

Name: Title:

MACQUARIE CAPITAL (USA) INC.

Name: Title:

For themselves and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

Schedule 1

Underwriter	Number of Firm Securities
J.P. Morgan Securities LLC
Macquarie Capital (USA) Inc.
Canaccord Genuity Inc.
CIBC World Markets Corp.

Total

Schedule 1-1

Schedule 2

Selling Shareholders	Number of Firm Securities
AIC (Barbados) Limited	[•]
AIC Global Holdings Inc.	[•]

Schedule 2-1

Schedule 3

Significant Subsidiaries of the Bank

Subsidiary	Jurisdiction of Organization
NCB Capital Markets Limited	Jamaica
NCB Insurance Company Limited	Jamaica

Schedule 3-1

Annex A

Pricing Information Provided by Underwriters

•	Number of ADSs being sold by the Bank: [•]

•	Number of ADSs being sold by the Selling Shareholders: [•]

•	Price to Public: U.S.$[•] per ADS

Annex A-1

Annex B

Issuer Free Writing Prospectuses

Annex B-1

Annex C-1

Form of Opinion of Akerman Senterfitt LLP, U.S Counsel for the Bank and the Selling

Shareholders

Annex C-1-1

Annex C-2

Form of Opinion of Patterson Mair Hamilton, Jamaican Counsel for the Bank and the

Selling Shareholders

Annex C-2-1

Annex C-3

Form of Opinion of George Walton Payne & Co., Barbados Counsel for AIC (Barbados)

Limited

Annex C-3-1

Annex C-4

Form of Opinion of Burns Associates, Canadian Counsel for AIC Global Holdings Inc.

Annex C-4-1

Annex C-5

Form of Opinion of Ziegler, Ziegler & Associates, Counsel for the Depositary

Annex C-5-1

Annex D

Shareholders, Directors and Officers of the Bank to provide Lock-Up Agreements

Name	Title

Portland Holdings Inc.	Shareholder

AIC (Barbados) Limited	Shareholder

AIC Global Holdings Inc.	Shareholder

Patrick A.A. Hylton	Director and Group Managing Director

Dennis G. Cohen	Director, Deputy Group Managing Director and Chief Executive Officer of NCB Capital Markets Limited

Robert W. Almeida	Director

Wayne C. Chen	Director

Sandra A.C. Glasgow	Director

Noel A.A. Hylton	Director

Thalia G. Lyn	Director

Alvin G. Wint	Director

Sanya M. Goffe	Director

Yvonne M. Clarke	Group Chief Financial Officer

Rickert G. Allen	Senior General Manager, Group Human Resources

Septimus C. Blake	Senior General Manager, Treasury & Correspondent Banking

Ffrench Campbell	Senior Assistant General Manager, Group Facilities & Services

Dave L. Garcia	Company Secretary & General Manager, Group Legal & Compliance

Howard D. Gordon	Senior General Manager, Group Operations and Technology

Vernon James	General Manager, NCB Insurance Company Limited

Sheree A. Martin	General Manager, Customer Experience & Innovation

Annex D-1

Marjorie E. Seeberan	General Manager, Corporate Banking

Audrey M. Tugwell Henry	Senior General Manager, Retail Banking

Mukisa D. Ricketts	Group Chief Internal Auditor

Allison L. Wynter	General Manager, Group Risk Management

Annex D-2

Exhibit A

FORM OF LOCK-UP AGREEMENT

January [•], 2013

J.P. Morgan Securities LLC

Macquarie Capital (USA) Inc.

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States

and

Macquarie Capital (USA) Inc.

125 West 55th Street

New York, New York 10019

United States

Re: National Commercial Bank Jamaica Limited—Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with National Commercial Bank Jamaica Limited, a company incorporated with limited liability under the laws of Jamaica (the “Bank”), and the Selling Shareholders listed on Schedule 2 to the Underwriting Agreement, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of ordinary shares, no par value per share, of the Bank (the “Ordinary Shares”) in the form of American Depositary Shares (“ADSs”), each representing 50 Ordinary Shares (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that the undersigned will not, during the period ending 180 days after the date of the prospectus relating to the Public Offering (the

Exhibit A-1

“Prospectus”), (1) offer, pledge, sell, announce the intention to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or cause to be filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement (or equivalent) under the Securities Act or in Jamaica or any other jurisdiction relating to any Ordinary Shares or other share capital of the Bank, including in the form of ADSs, or any securities convertible into or exercisable or exchangeable for any Ordinary Shares or other share capital of the Bank, including in the form of ADSs (including without limitation, such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission), or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Ordinary Shares or other share capital of the Bank, including in the form of ADSs, whether any such transaction described in clause (1) or (2) is to be settled by delivery of any Ordinary Shares or other share capital of the Bank, including in the form of ADSs, or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any Ordinary Shares or other share capital of the Bank, including in the form of ADSs, or any security convertible into or exercisable or exchangeable for any Ordinary Shares or other share capital of the Bank, including in the form of ADSs, without the prior written consent of the J.P. Morgan Securities LLC; provided that in no event shall any such consent be required to effect a transfer of Ordinary Shares of the Bank held by AIC (Barbados) Limited to another entity controlled, directly or indirectly, by Mr. Michael Lee-Chin to the extent required by the Bank of Jamaica; and provided, further that such Ordinary Shares shall remain subject to the restrictions contained in this Letter Agreement.

Notwithstanding the preceding paragraph, the restrictions contained in the preceding paragraph will not prohibit (A) [if applicable—the Securities to be sold by the undersigned pursuant to the Underwriting Agreement, (B)] transfers of Ordinary Shares or any other share capital of the Bank, as a bona fide gift or gifts to any charitable organization and [(B)] [(C)] distributions of Ordinary Shares or any other share capital of the Bank, to members or shareholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause [(B)] or [(C)], each donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement; and provided, further, that in the case of any transfer or distribution pursuant to clause [(B)] or [(C)], (a) no filing by any party (donor, donee, transferor or transferee) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or pursuant to Jamaican securities laws or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution, (b) each party (transferor, transferee, donor or donee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or distribution and (c) the undersigned shall notify the Representatives at least three business days prior to the proposed transfer or distribution [if applicable—or (D) the pledge of Ordinary Shares as collateral in support of any AIC Loans (as defined below); provided that the undersigned covenants and agrees that if there shall be any actual or claimed default under, or acceleration of, any AIC Loan, the undersigned shall replace all Ordinary Shares pledged as collateral in support of such AIC Loan with cash or other collateral not consisting of Ordinary Shares at such time as to prevent any sale, transfer or other exercise of remedies with respect to such Ordinary Shares. For purposes of this paragraph, the term “AIC Loans” means the loans made to any of the Controlling Shareholder or the Selling Shareholders, or to any other affiliate of Mr. Michael Lee-Chin (other than the Bank and its subsidiaries).

Exhibit A-2

If the undersigned is an officer or director of the Bank, (i) J.P. Morgan Securities LLC on behalf of the Underwriters agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares, J.P. Morgan Securities LLC on behalf of the Underwriters will notify the Bank of the impending release or waiver, and (ii) the Bank has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by J.P. Morgan Securities LLC on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Bank issues an earnings release or material news or a material event relating to the Bank occurs; or (2) prior to the expiration of the 180-day restricted period, the Bank announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In furtherance of the foregoing, the Bank, JPMorgan Chase Bank, N.A., as Depositary and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

[Signature page follows]

Exhibit A-3

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

[NAME]

Name: Title:

Exhibit A-4

Exhibit B

FORM OF PRESS RELEASE

National Commercial Bank Jamaica Limited

[Date]

National Commercial Bank Jamaica Limited (the “Bank”) announced today that J.P. Morgan Securities LLC, the lead book-running manager in the Bank’s recent public sale of [            ] American Depositary Shares representing the Bank’s Ordinary Shares, is [waiving] [releasing] a lock-up restriction with respect to [            ] Ordinary Shares of the Bank held by [certain officers or directors] [an officer or director] of the Bank. The [waiver] [release] will take effect on [date], and the Ordinary Shares may be sold on or after such date.

This press release is not an offer for sale of the American Depositary Shares, the Ordinary Shares or any other securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the U.S. Securities Act of 1933, as amended.

Exhibit B-1